[LETTERHEAD OF WOLF & COMPANY, P.C.]

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


We consent to the incorporation by reference in Registration Statement Number 333-56446 (dated March 2, 2001, on Form S-8), Registration Statement Number 333-41766 (dated July 19, 2000), on Form S-8) of our report dated January 21, 2003, on the consolidated financial statements of Berkshire Hills Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Berkshire Hills Bancorp, Inc. for the year ended December 31, 2002.

/s/ Wolf & Company, P.C.
-------------------------

Boston, Massachusetts
March 12, 2003